Exhibit 10.4

Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan
Non-Qualified Stock Option Grant Agreement
(United States Employees)

GRANT DATE

[Employee Name]
[Employee Address]
[City, State   ZIP]

Dear NAME:

I am pleased to inform you (the “Participant”) that the Compensation Committee of the Board of Directors (the “Committee”) of Cabot Microelectronics Corporation (the “Company”) has approved your participation in the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 23, 2008 (the "Plan").   A Non-Qualified Stock Option (“NQSO”) award (the “Award”) is hereby granted to the Participant pursuant to the terms of the Plan and this Non-Qualified Stock Option Agreement (the “Agreement”).  A copy of the Plan can be electronically accessed through the CMC world directory under “HR Information/Stock/General Plan Information”.

PARTICIPANT	Type of Grant	Number of Option Shares Granted	Exercise Price Per Share on [grant date]	Participant ID Number
NAME	Non-Qualified Stock Option	[ ]	$XX.XX [general: grant date (GD) fmv/close price]]	XXX-XX-XXXX
	Grant Date	Vesting Dates	Expiration Date	Grant Number
	[date of grant]	25% 1st anniv. GD 25% 2nd anniv GD 25% 3rd anniv. GD 25% 4th anniv. GD	[general: tenth anniv. GD]	000000XXXXX

This Agreement provides the Participant with the terms of the option (the “Option”) granted to the Participant.  The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code (the “Code”).  The terms specified in this Agreement are governed by the provisions of the Plan, which are incorporated herein by reference. The Committee has the exclusive authority to interpret and apply the Plan and this Agreement.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.  To the extent that there is any conflict between the terms of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.

In consideration of the foregoing and the mutual covenants hereinafter set forth, it is agreed by and between the Company and the Participant as follows:

1.	Vesting and Exercise. The Award shall become vested and exercisable in accordance with the following table:
Installment	Vesting Date Applicable to Installment
25% 25% 25% 25%	[1st anniv. GD] [2nd anniv. GD] [3rd anniv. GD] [4th anniv. GD]

The Award will be fully vested and exercisable in the event of a Change in Control, as defined in the Plan.  In the event of a Change in Control that constitutes a Covered Transaction (as defined in Section 7.3(c) of the Plan), the Committee may, in its sole discretion, terminate any or all outstanding Options as of the effective date of the Covered Transaction; provided that the Committee may not terminate an Option outstanding under this Agreement earlier than twenty (20) days following the later of (i) the date on which the Award became fully exercisable, and (ii) the date on which the Participant received written notice of the Covered Transaction.

Unless otherwise provided in this Agreement or the Plan, if the date of Participant’s termination of Service, as defined in the Plan, with the Company precedes the relevant Vesting Date, an installment shall not vest on the otherwise applicable Vesting Date and all Options subject to such installment shall immediately terminate as of the date of such termination of Service.

2.	Termination / Cancellation / Rescission. The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to, the Participant’s:

(a)	actions constituting Cause, as defined in the Plan and as otherwise enforceable under local law;

(b)	rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or the termination of Participant's Service with the Company;

(c)	unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

(d)	failure to comply with the Company’s policies regarding the identification, disclosure and protection of intellectual property;

(e)	violation of the Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement;

(f)	violation of the Cabot Microelectronics Corporation Code of Business Conduct, including those provisions related to financial reporting.

In the event of any such termination, cancellation, rescission or revocation, the Participant must return any Stock obtained by the Participant pursuant to the Award, or pay to the Company the amount of any gain realized on the sale of such Stock, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.  To the extent applicable, the purchase price for such Stock shall be returned to the Participant, including any withholding requirements.

3.
Purpose of Award. The Award is intended to promote goodwill between the Participant and the Company and shall not be considered as salary or other remuneration for any employment or other services the Participant may perform for the Company or any of its affiliates or Advisors.  The Company’s grant of the Option does not confer any contractual or other rights of employment or service with the Company or Advisors.  Benefits granted under the Plan shall not be considered as part of the Participant’s salary in the event of severance, redundancy or resignation. Granting of the Award shall also not be construed as creating any right on the part of Participant to receive any additional benefits including awards in the future, it being expressly understood and agreed that any future awards shall be made solely at the discretion of the Company.

4.
Expiration.  The Option, including vested Options, shall not be exercisable after the Company’s close of business on the last business day that occurs on or prior to the Expiration Date. The “Expiration Date” shall be the earliest to occur of:

(a)	December 1, 2020;

(b)
If the Participant’s termination of Service occurs by reason of death or Disability, the three (3) year anniversary of the date of such termination or the ten (10) year anniversary of the Grant Date, whichever is sooner.  In such case of termination of Service occurring by reason of death or Disability, then any unvested portion of the Option shall be fully vested and exercisable as of such date of termination. For purposes hereof, “Disability” shall have the meaning provided under: (i) first, an employment agreement between the Participant and the Company or an Advisor; (ii) second, if no such employment agreement exists, the long-term disability program maintained by the Company, an Advisor employing the Participant or any governmental entity covering the Participant; or (iii) third, if no such agreement or program exists, as defined under local law;

(c)	If the Participant’s termination of Service occurs by reason of Cause, the date preceding the date of such termination;

(d)	If the Participant’s termination of Service occurs by reason of Change in Control, three (3) months after the date of such termination;

(e)
If the Participant’s termination of Service occurs by reason of Retirement, all Options vested and exercisable as of the date of such termination will remain exercisable until the ten (10) year anniversary of the Grant Date.  For purposes hereof, “Retirement” shall mean the termination of the Participant’s Service following the Participant’s attainment of at least (i) five (5) years of employment with the Company and (ii) fifty-five (55) years of age, provided, however, that the Participant’s termination of Service will not be deemed to have occurred by reason of Retirement if the Participant’s Service has been terminated by reason of Cause, as determined by the Company in its sole discretion; or

(f)
If the Participant’s termination of Service is for any reason other than (b), (c), (d) or (e) above, all Options vested and exercisable as of the date of termination will remain exercisable for one (1) month after the termination date, after which all unexercised Options are terminated.

For purposes of the foregoing, the Participant’s termination date (for any reason other than death or Disability) shall be the earlier of: (i) the date on which the Participant ceases to render service to the Company or an Advisor; (ii) the date on which the Company or an Advisor first provides notice of termination of employment; or (iii) the first date of any statutory notice period provided under local law.

In the event that the Participant dies on or following the Participant’s termination date and prior to the Expiration Date without having fully exercised the Participant’s Options, then the authorized representative of the Participant’s estate shall be entitled to exercise the Award within such limits specified in subparagraphs (b), (d), (e) or (f).

To the extent that the Participant does not exercise the Option to the extent the Participant is entitled within the time specified in subparagraphs (a), (b), (d), (e), or (f) above, the Option shall immediately terminate.

5.
Method of Option Exercise.  Subject to the terms of this Agreement and the Plan, the Participant may exercise, in whole or in part, the vested portion of the Option at any time by complying with any exercise procedures established by the Company in its sole discretion.  The Participant shall pay the exercise price for the portion of the Option being exercised to the Company in full, at the time of exercise, either:

(a)	in cash;

(b)
in shares of Stock having a Fair Market Value equal to the aggregate exercise price  for the shares of Stock being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such shares of Stock have been held by the Participant for no less than six (6) months;

(c)	partly in cash and partly in such shares of Stock; or

(d)
through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares of Stock being purchased (“cashless exercise”).

Anything to the contrary herein notwithstanding, the Option cannot be exercised and the Company shall not be obligated to issue any shares of Stock hereunder if the Company determines that the issuance of such shares would violate the provision of any applicable law, including the rules and regulations of any securities exchange on which the Stock is traded.  Please refer to Section 6.2(d) of the Plan for additional information.

6.	Tax and Social Insurance Contributions Withholding.

(a)
As permitted under applicable law, the Participant hereby authorizes the Company or an Advisor to withhold from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and social insurance contributions withholding obligations of the Company or an Advisor, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the grant of the Option to the Participant, (ii) the exercise of the Option and the transfer of shares of Stock to the Participant, or (iii) the sale, disposition or other transfer by the Participant of any shares of Stock.  The Company shall have no obligation to deliver any shares of Stock to the Participant until any and all tax and social insurance contributions withholding obligations of the Company or an Advisor, if any, have been satisfied by the Participant.

(b)
Unless otherwise prohibited under applicable law, the Company may withhold a number of whole shares of Stock otherwise deliverable to the Participant to satisfy all or any portion of the Company’s or an Advisor’s tax and social insurance contributions withholding obligations.  The number of shares of Stock withheld shall have a fair market value, as determined by the Company as of the date on which the tax and social insurance contributions withholding obligations arise, not in excess of the amount of such tax and social insurance contributions withholding obligations determined by the applicable statutory withholding rates or, in the absence of any minimum statutory withholding rates, by the Company in its sole discretion.  The Participant acknowledges and agrees that should the shares of Stock withheld for tax and social insurance contributions purposes be in excess of the amounts required to be withheld under applicable law, the Company shall refund the excess to the Participant, without interest, as soon as administratively practicable.  Any adverse consequences to the Participant resulting from the procedure permitted under this subparagraph, including, without limitation, tax and social insurance contributions consequences, shall be the sole responsibility of the Participant.

(c)
Subject to approval by the Company and as permitted under applicable law, the Participant may satisfy all or any portion of the Company’s or an Advisor’s tax and social insurance contributions withholding obligations with respect to the Participant by tendering to the Company a number of whole vested shares of Stock acquired by the Participant otherwise than pursuant to the Option having a fair market value, as determined by the Company as of the date on which the tax and social insurance contributions withholding obligations arise, not in excess of the amount of such tax and social insurance contributions withholding obligations determined by the applicable statutory withholding rates or, in the absence of any minimum statutory withholding rates, by the Company in its sole discretion.  The Participant acknowledges and agrees that should the shares of Stock tendered for tax and social insurance contributions purposes be in excess of the amounts required to be withheld under applicable law, the Company will refund the excess to the Participant, without interest, as soon as administratively practicable.  Any adverse consequences to the Participant resulting from the procedure permitted under this subparagraph, including, without limitation, tax and social insurance contributions consequences, shall be the sole responsibility of the Participant.

7.
Transferability. The Option is not transferable other than: (a) by will or by the laws of descent and distribution; (b) pursuant to a domestic relations order; or (c) to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members or to partnerships in which family members and/or trusts are the only partners, all as provided under the terms of the Plan.  After any such transfer, the Option shall remain subject to the terms of the Plan.

8.
Adjustment of Shares.  In the event of any transaction described in Section 8.6 of the Plan, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 8.6 of the Plan.

9.
Shareholder Rights.  Participant shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until the Option is exercised and the shares are issued and transferred on the books of the Company to the Participant.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to such date, except as provided under the Plan.

10.
Consent to Collection, Processing and Transfer of Personal Data.  Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Participant’s participation in the Plan.  The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s participation in the Plan.  As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.

The Company, the Advisors and the Participant’s employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).   The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

The Company and/or the Advisors will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or any of the Advisors may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Plan.

The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan.  The Participant may seek to exercise these rights by contacting the Company’s Human Resources Department.

11.
Severability.  In the event that any provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

12.	Waiver. Failure to insist upon strict compliance with any of the terms and conditions of this Agreement or the Plan shall not be deemed a waiver of such term or condition.

13.
Notices.  Any notices provided for in this Agreement or the Plan must be in writing and hand delivered, sent by fax or overnight courier, or by postage paid first class mail.  Notices are to be sent to the Participant at the address indicated by the Company’s records and to the Company at its principal executive office.

14.	Governing Law. This Agreement shall be construed under the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.
      CABOT MICROELECTRONICS CORPORATION

     William P. Noglows
                                                Chairman and Chief Executive Officer

ACKNOWLEDGEMENT AND RECEIPT

FOR FISCAL YEAR 2011 NON-QUALIFIED STOCK OPTION (NQSO) GRANT AGREEMENT

GRANTED TO	Type of Grant	Number of Option Shares Granted	Exercise Price Per Share	Participant ID Number
NAME	Non-Qualified Stock Option	[______]	[general: GD fmv/close price]	XXX-XX-XXXX
	Grant Date	Vesting Dates	Expiration Date	Grant Number
	[date of grant]	25% 1st anniv. GD 25% 2nd anniv. GD 25% 3rd anniv. GD 25% 4th anniv GD	[general: tenth anniv. GD]	000000XXXXX

I hereby acknowledge receipt of the Non-Qualified Stock Option Award (the “Award”) issued to me on the date shown above, which has been granted under and is governed by the terms and conditions of the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 23, 2008 (the “Plan”) and the Non-Qualified Stock Option Agreement (the “Agreement”).  I further acknowledge receipt of the copy of the Plan, certify that I am in conformance with and agree to conform to all of the terms and conditions of the Agreement and the Plan, including giving explicit consent to the Company to transfer personal data related to the Plan administration outside of the country in which Participant is employed and to the United States.

I further acknowledge that I have received a paper copy of the U.S. prospectus for the Plan and the Employee Information Statement for my country of residence.  I hereby consent to receiving all future prospectuses for the remainder of my employment with the Company or an Advisor through the Company's intranet website.  I am aware that I may withdraw my consent to receive future prospectuses from the company's intranet website at any time and upon such withdrawal will be entitled to a paper copy of any future prospectus deliveries.

Signature _____________________________________                                                                                                Date ___________________

Any discrepancies between the Acknowledgement and Receipt, and the Agreement with respect to the information shown above, should be corrected and brought to the attention of the Committee.  Please be sure to initial any corrections made to this form.

Please return a copy of the enclosed Acknowledgement and Receipt form by January 5, 2011 to:

Director of Human Resources
Cabot Microelectronics Corporation
870 Commons Drive
Aurora, IL  60504

HR Confidential FAX:  630/375-5587

Please keep a copy of the signed Acknowledgement and Receipt for your own records. Also, please retain the Agreement. If you have any questions, please contact your Human Resources Manager.